Exhibit 10.7

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, dated as of August 30, 2016 (this “Amendment”), is entered into by and among Essendant Co., an Illinois corporation (formerly known as United Stationers Supply Co.; the “Company”), Essendant Inc., a Delaware corporation (formerly known as United Stationers Inc.; the “Parent”), and the holders of Notes issued by the Company that are parties hereto.

RECITALS

A.Pursuant to a Note Purchase Agreement dated as of November 25, 2013, among the Company, the Parent and the purchasers listed on Schedule A thereto (as amended, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), the Company issued $150,000,000 of its 3.75% Secured Senior Notes due January 15, 2021 (the “Notes”).  Capitalized terms that are used herein without definition and that are defined in the Note Purchase Agreement shall have the same meanings herein as in the Note Purchase Agreement.

B.The parties hereto wish to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendment to the Note Purchase Agreement.  (a)  Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 2 below, Section 10.1 the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Section 10.1.Leverage Ratio.  The Parent and the Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of the Parent’s Fiscal Quarters, of (i) Consolidated Funded Indebtedness of the Parent and its Subsidiaries to (ii) Consolidated EBITDA for the then most recently completed four Fiscal Quarters to be greater than 3.50 to 1.00; provided, however, that the maximum Leverage Ratio permitted under this Section 10.1 shall be increased, in the case of (x) one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $150,000,000, to 4.00 to 1.00, and (y) unless and to the extent that clause (x) above does not apply, one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $75,000,000, to 3.75 to 1.00 (any such increase pursuant to clause (x) or clause (y), a “Covenant Holiday”), in each case, for the first four Fiscal Quarters (or, solely with respect to the Covenant Holiday under clause (x) that commenced with the Fiscal Quarter ending September 30, 2015, for the first six Fiscal Quarters) immediately following the Qualifying Permitted Acquisition giving rise to the Covenant Holiday (inclusive of the fiscal quarter in which such Qualifying Permitted Acquisition occurs); provided, further, that (A) at the time of any Qualifying Permitted Acquisition giving rise to any proposed Covenant Holiday arising pursuant to clause (x) above, the Leverage Ratio, calculated on a pro forma

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basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1 and giving effect to such Qualifying Permitted Acquisition (including any incurrence of Indebtedness in connection therewith) and any Acquisition (including any incurrence of Indebtedness in connection therewith) and Material Disposition (including any reduction of Indebtedness in connection therewith) since the date of such financial statements as if such Qualifying Permitted Acquisition and any such Acquisition and Material Disposition (and any incurrence or reduction of Indebtedness in connection with any of the foregoing) had occurred as of the first day of the four quarter period set forth in such financial statements, shall not exceed 3.75 to 1.00, (B) the Leverage Ratio shall have been less than 3.50 to 1.00 for at least two consecutive Fiscal Quarters immediately proceeding the commencement of such proposed Covenant Holiday, and (C) the Company shall have paid the additional interest as provided in Section 1.3.  The Leverage Ratio shall be calculated as of the last day of each Fiscal Quarter of the Parent based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such Fiscal Quarter, and (b) for Consolidated EBITDA, the actual amount as of the last day of each Fiscal Quarter for the most recently ended four consecutive Fiscal Quarters.”

(b)Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the definition of “Transition Period” in Schedule B to the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

““Transition Period” means the period commencing on the date the Parent or any Subsidiary makes a Qualified Permitted Acquisition of any Person or line of business and ending on the last day of the fourth full Fiscal Quarter following the date of the consummation of such Qualified Permitted Acquisition (or, solely with respect to the Qualified Permitted Acquisition that gave rise to the Covenant Holiday that commenced with the Fiscal Quarter ending September 30, 2015 (the “Trigger Qualified Permitted Acquisition”), Transition Period means the period commencing on the date the Trigger Qualified Permitted Acquisition occurred and ending on the last day of the sixth full Fiscal Quarter following the date of the consummation of the Trigger Qualified Permitted Acquisition).”

(c)The Company hereby agrees to pay an amendment fee to or on behalf of the holders of the Notes (the “Noteholders’ Amendment Fee”) as set forth in Exhibit A hereto.  The holders hereby waive the requirements of the first sentence of Section 17.2(b) of the Note Purchase Agreement.

2.Conditions of Effectiveness.  This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, each of the following conditions is satisfied:

(a)The warranties and representations of the Company and the Parent contained in Section 3 of this Amendment shall be true and correct as of the date of this Amendment.

(b)Executed counterparts of this Amendment, duly executed by the Company and the holders and acknowledged and agreed to by the Subsidiary Guarantors, shall have been delivered to Chapman and Cutler LLP, as special counsel to the holders.

(c)The holders (or Chapman and Cutler LLP, on behalf of the holders) shall have received (i) a true, complete and correct copy of the amendment to the Credit Agreement relating to the subject matter of this Amendment (the “Credit Agreement Amendment”) and (ii) a true, complete and correct copy of the consent of the lenders under the Company’s asset backed securities facility (the “ABS Facility”) relating to the subject matter of this Amendment (the “ABS Consent”), and each of such Credit Agreement Amendment and ABS Consent shall be in full force and effect prior to the effective date of this Amendment or simultaneously therewith.

(d)The Company shall have paid the Noteholders’ Amendment Fee.

(e)The Company shall have paid the reasonable and documented fees and expenses of Chapman and Cutler LLP, special counsel to the holders, in connection with the preparation, execution and delivery of this Amendment, to the extent invoiced prior to the date hereof.

3.Representations and Warranties.  Each of the Company and the Parent hereby represents and warrants (which representations shall survive the execution and delivery of this Amendment) to the holders that:

(a)this Amendment and the Note Purchase Agreement as amended hereby, constitute legal, valid and binding obligations of the Company and the Parent and are enforceable against the Company and the Parent in accordance with their terms;

(b)the execution, delivery and performance by the Company and the Parent of this Amendment (i) have been duly authorized by all necessary corporate action on the part of the Company and the Parent; (ii) do not require the consent, approval or authorization of any Governmental Authority, except for the filing of a Form 8-K with the SEC or any state blue sky laws; and (iii) do not and will not (A) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Parent, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Parent, the Company or any Subsidiary is bound or by which the Parent, the Company or any Subsidiary or any of their respective properties may be bound, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Company or any Subsidiary, or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company or any Subsidiary;

(c)no Default or Event of Default has occurred which is continuing as of the date hereof or would exist after giving effect to this Amendment; and

(d)neither the Company nor the Parent has paid any fees or other form of consideration in connection with the solicitation of an amendment or consent in connection with any other agreements pursuant to which Indebtedness of the Company is outstanding which relate to the subject matter of this Amendment (including, without limitation, the Credit Agreement and the ABS Facility), except for the Noteholders’ Amendment Fees, an amendment fee to the lenders under the Credit Agreement as described in the Credit Agreement Amendment and any fees paid to JPMorgan Chase Bank, N.A. in its capacity as Agent under the Credit Agreement and/or arranger with respect to the Credit Agreement Amendment.

4.Reference to and Effect on the Note Purchase Agreement.

(a)Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement, as amended hereby.

(b)Except as specifically amended above, the Financing Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the holders of the Notes, nor constitute a waiver of any provision of any Financing Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.Governing Law.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

6.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.Counterparts; Electronic Execution.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart hereof by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.Entirety.  This Amendment embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ESSENDANT CO.

By: /s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

ESSENDANT INC.

By: /s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/Jason Boe

Name: Jason Boe

Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc.

   (as Investment Manager)

By: /s/Jason Boe

Name: Jason Boe

Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan), Inc. (as Investment Manager)

By:  PGIM, Inc. (as Sub-Adviser)

By: /s/Jason Boe

Name: Jason Boe

Title: Vice President

FARMERS INSURANCE EXCHANGE

MID CENTURY INSURANCE COMPANY

FARMERS NEW WORLD LIFE INSURANCE COMPANY

PHYSICIANS MUTUAL INSURANCE COMPANY

By:  Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:  Prudential Private Placement Investors, Inc.

(as its General Partner)

By: /s/Jason Boe

Name: Jason Boe

Title: Vice President

METLIFE INSURANCE COMPANY USA

f/k/a METLIFE INSURANCE COMPANY OF CONNECTICUT

by Metropolitan Life Insurance Company, its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/John Wills

Name: John Wills

Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:  Babson Capital Management LLC as Investment Adviser

By: /s/Elizabeth A. Perenick

Name: Elizabeth A. Perenick

Title: Managing Director

MASSMUTUAL ASIA LIMITED

By:  Babson Capital Management LLC as Investment Adviser

By: /s/Elizabeth A. Perenick

Name: Elizabeth A. Perenick

Title: Managing Director

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By: /s/C. Shawn Bengston

Name: C. Shawn Bengston, PhD, CFA

Title: Vice President Investment

Acknowledged and agreed to by:	SUBSIDIARY GUARANTORS:

ESSENDANT FINANCIAL SERVICES LLC

ESSENDANT MANAGEMENT SERVICES LLC

ESSENDANT INDUSTRIAL, LLC

O.K.I. SUPPLY, LLC

OKI MIDDLE EAST HOLDING CO.

CPO COMMERCE ACQUISITION, LLC

CPO COMMERCE, LLC

LIBERTY BELL EQUIPMENT CORPORATION

TRANSSUPPLY GROUP, LLC

LABEL INDUSTRIES, INC.

XL CHAMPION HOLDINGS, LLC

AJS GROUP, LLC

NESTOR HOLDING COMPANY

NESTOR SALES HOLDCO, LLC

NESTOR SALES, LLC

By: /s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

EXHIBIT A - NOTEHOLDERS’ AMENDMENT FEES

AMOUNT	PAYABLE TO	WIRING INSTRUCTIONS
$5,000	(Prudential as Admin Agent - see wiring instructions)

Currency:USD

Instructions:Remit Payment on Effective Date (aka Due Date)

Beneficiary Name:U.S. Bank as Paying Agent for Prudential as Admin Agent

Beneficiary Address:214 N. Tryon St 26th Floor Charlotte, NC 28201

Primary Bank Name:U.S. Bank as Paying Agent for Prudential as Admin Agent

Primary ABA Number:091000022

Account Name:Paying Agent DDA - Essendant Inc.

Account Number:

FFC:183542-700

$5,000	Metropolitan Life Insurance Company	Bank Name: JPMorgan Chase Bank ABA Routing #: 021-000-021 Account No.: Account Name: Metropolitan Life Insurance Company Ref: Amendment Fee - United Stationers Supply Co. 3.75% due 1/15/2021
$5,000	Massachusetts Mutual Life Insurance Company	MassMutual Citibank New York, New York ABA # 021000089 Acct # RE: Essendant Amendment Fee
$5,000	Woodmen of the World Life Insurance Society

Northern CHGO/Trust

ABA # 071000152

Credit Wire Account #5186041000

Account #

Account Name:  Woodmen of the World Life Insurance Society-General

Swift# CNORUS44

RE: United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7 -- Amendment Fee